Exhibit 4.16
CONSENT

TO:	Fronteer Development Group Inc.

AND TO:	Ontario Securities Commission
Alberta Securities Commission
British Columbia Securities Commission
Saskatchewan Securities Commission
Manitoba Securities Commission
Nova Scotia Securities Commission
Prince Edward Island Securities Office
New Brunswick Securities Commission
Securities Commission of Newfoundland and Labrador
Québec Securities Commission
United States Securities and Exchange Commission
(collectively, the “Commissions”)

AND TO:	The Toronto Stock Exchange (the “TSX”)

RE:	Technical Reports

The undersigned hereby consents to the use of my name and being identified as the “qualified person” in connection with references to my preparation or involvement in the preparation of the written disclosure or extracts of the written disclosure relating to the Long Canyon Property, Nevada, either directly or as incorporated by reference, in the annual information form of the Corporation dated March 30, 2009 (the “AIF”) and the Form 40-F of the Corporation dated March 26, 2009 relating to the AIF filed with the United States Securities and Exchange Commission (the “Form 40-F”). The undersigned hereby further consents to the use of my name and being identified as the “qualified person” in connection with references to my preparation or involvement in the preparation of the written disclosure or extracts of the written disclosure relating to the Long Canyon Property, Nevada, either directly or as incorporated by reference, in the Notice of Meeting and Management Information Circular of Aurora Energy Resources Inc. dated March 20, 2009 (the “Circular”) and the Corporation’s registration statement on Form F-8 and any amendment thereto relating to the Circular filed with the United States Securities and Exchange Commission (the “Registration Statement”). I further consent to the inclusion in the Circular and the Registration Statement of the AIF and the written disclosure or extracts of the written disclosure relating to the Long Canyon Property, Nevada contained therein (through the inclusion by way of incorporation by reference of the AIF and any other documents incorporated by reference in the Circular).

The undersigned further confirms that the undersigned has read the AIF, the Form 40-F and the Registration Statement and extracts from or summaries of the AIF relating to the Long Canyon Property, Nevada, contained in the Circular and the Registration Statement by way of incorporation by reference of the AIF and any other documents incorporated by reference and that they each fairly and accurately represent the information in the AIF relating to the Long Canyon Property, Nevada, for which the undersigned was responsible for preparing or supervising and that the undersigned has no reason to believe there are any misrepresentations in the information contained therein that is derived from the AIF or that is within the undersigned’s knowledge as a result of the services the undersigned has performed in connection with the AIF.
DATED this 30th day of March, 2009.

Per:	(signed) Moira Smith
Moira Smith

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